                                AMENDMENT NO. 17
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of October 22, 2008, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add AIM V.I. PowerShares ETF Allocation Fund;

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                            EFFECTIVE DATE OF
NAME OF FUND                               ADVISORY AGREEMENT
------------                               ------------------
AIM V.I. Basic Balanced Fund               May 1, 2000
AIM V.I. Basic Value Fund                  September 10, 2001
AIM V.I. Capital Appreciation Fund         May 1, 2000
AIM V.I. Capital Development Fund          May 1, 2000
AIM V.I. Core Equity Fund                  May 1, 2000
AIM V.I. Diversified Income Fund           May 1, 2000
AIM V.I. Dynamics Fund                     April 30, 2004
AIM V.I. Financial Services Fund           April 30, 2004
AIM V.I. Global Health Care Fund           April 30, 2004
AIM V.I. Global Real Estate Fund           April 30, 2004
AIM V.I. Government Securities Fund        May 1, 2000
AIM V.I. High Yield Fund                   May 1, 2000
AIM V.I. International Growth Fund         May 1, 2000
AIM V.I. Large Cap Growth Fund             September 1, 2003
AIM V.I. Leisure Fund                      April 30, 2004
AIM V.I. Mid Cap Core Equity Fund          September 10, 2001
AIM V.I. Money Market Fund                 May 1, 2000
AIM V.I. PowerShares ETF Allocation Fund   October 22, 2008
AIM V.I. Small Cap Equity Fund             September 1, 2003
AIM V.I. Technology Fund                   April 30, 2004
AIM V.I. Utilities Fund                    April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $150 million .....      0.75%
Over $150 million ......      0.50%

                            AIM V.I. BASIC VALUE FUND
                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.695%
Next $250 million ......       0.67%
Next $500 million ......      0.645%
Next $1.5 billion ......       0.62%
Next $2.5 billion ......      0.595%
Next $2.5 billion ......       0.57%
Next $2.5 billion ......      0.545%
Over $10 billion .......       0.52%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.65%
Over $250 million ......      0.60%

                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $350 million .....      0.75%
Over $350 million ......      0.625%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.60%
Over $250 million ......      0.55%

                             AIM V.I. DYNAMICS FUND
                         AIM V.I. SMALL CAP EQUITY FUND

First $250 million .....      0.745%
Next $250 million ......      0.73%
Next $500 million ......      0.715%
Next $1.5 billion ......      0.70%
Next $2.5 billion ......      0.685%
Next $2.5 billion ......      0.67%
Next $2.5 billion ......      0.655%
Over $10 billion .......      0.64%

                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                        AIM V.I. GLOBAL REAL ESTATE FUND
                              AIM V.I. LEISURE FUND
                            AIM V.I. TECHNOLOGY FUND

                           ANNUAL RATE
                           -----------
First $250 million .....      0.75%
Next $250 million ......      0.74%
Next $500 million ......      0.73%
Next $1.5 billion ......      0.72%
Next $2.5 billion ......      0.71%
Next $2.5 billion ......      0.70%
Next $2.5 billion ......      0.69%
Over $10 billion .......      0.68%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.50%
Over $250 million ......      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $200 million .....      0.625%
Next $300 million ......       0.55%
Next $500 million ......       0.50%
Over $1 billion ........       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.75%
Over $250 million ......      0.70%

                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $500 million .....      0.725%
Next $500 million ......      0.700%
Next $500 million ......      0.675%
Over $1.5 billion ......       0.65%


                           AIM V.I. MONEY MARKET FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million .....      0.40%
Over $250 million ......      0.35%

                    AIM V.I. POWERSHARES ETF ALLOCATION FUND

NET ASSETS                 ANNUAL RATE
----------                 -----------
First $250 million......       0.67%
Next $250 million.......      0.655%
Next $500 million.......       0.64%
Next $1.5 billion.......      0.625%
Next $2.5 billion.......       0.61%
Next $2.5 billion.......      0.595%
Next $2.5 billion.......       0.58%
Over $10 billion........      0.565%

                             AIM V.I. UTILITIES FUND

                           ANNUAL RATE
All Assets..............      0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO AIM ADVISORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)